Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Huntington Bancshares Incorporated and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated February 15, 2013, appearing in the Annual Report on Form 10-K of Huntington Bancshares Incorporated for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Columbus, Ohio
April 4, 2013